Exhibit 10.7

MUTUAL RELEASE AGREEMENT

This document is a mutual release (“Release”) between ALGAE DYNAMICS CORP., a Canadian corporation (the “Company”), and SANDRA ELSLEY, an Ontario resident (“Elsley”).  At times, the individual and entity set forth above will be collectively referred to as the “Parties.”

WHEREAS, Elsley currently serves as Vice President - Corporate Communications of the Company; and

WHEREAS, Elsley desires to resign from all offices and positions with the Company and the Company has determined to accept such resignation, effective immediately; and

WHEREAS, the Parties wish to confirm the terms of their agreements relating to such resignation and all matters set forth herein;

NOW, THEREFORE, intending to be legally bound hereby, the Parties hereto agree as follows:

1. Resignation – Effective as of the date of this Release, Elsley hereby resigns as Vice President - Corporate Communications of the Company, and any other office or position of employment or engagement with the Company or any affiliate thereof.

2. Consideration – In connection with the execution of this Release, all unvested options previously granted to Elsley shall be vested and notwithstanding any provision thereof which terminates such options prior to their expiration as a result of the termination of employment, such options shall remain exercisable until their expiration.

3.   Release - Subject to the terms and conditions of this Release and for and in consideration of the promises and covenants contained herein, the Parties do hereby remise, release, acquit, and forever discharge each other and their officers, directors, employees, agents, servants, representatives, lawyers, accountants, successors, assigns,  insurers and all other persons, firms or corporations who can or may be liable, of and from any and all actions, causes of action, claims, demands, damages, costs, loss of services, covenants, contracts, agreements, judgments, expenses and compensation whatsoever in law or in equity, and all known and unknown damages of whatsoever nature, whether past, present or future, and all results of such damages on account of or in any way growing out of or resulting to or from Elsley’s employment by the Company, and any and all potential other claims and causes of action between the Parties from the beginning of time to the date of the execution of this Release.

4. No Assignment - The Parties represent and warrant that no party has heretofore assigned to any other person or entity all or any portion of any claim whatsoever which any party in these matters may have or may have had or may claim in the future to have against the persons and entities hereby released.

5. No Admission of Liability - It is further understood and agreed that this Release is not to be construed as an admission of liability on the part of the persons, firms and corporations who are hereby released, by whom liability is expressly denied.  Each party hereto shall bear their own legal fees and costs in the matters set forth herein except to the extent that same have been reimbursed heretofore.

6. Integration Clause - All Parties further understand and agree that there is no promise or agreement on the part of the persons, firms, and corporations who are released to do or omit to do any act or thing not herein mentioned, that this Release contains the entire agreement among the parties hereto, and that the terms of this Release are contractual and not a mere recital.

7. Representation by Counsel - All Parties further state that they have been represented by counsel in this matter and have either read the forgoing Release, or have had it read to them, understand the contents hereof, and sign the same as their own free act.

8. Execution in Counterparts - This Release may be executed by the Parties in counterparts, which, collectively, shall constitute one agreement.  This Release shall become effective on the date of the Parties’ exchange, by facsimile or otherwise, of executed signature pages.

WHEREFORE, the parties hereto have signed this Release this 17th day of February2015.

WITNESSES:

Sandra Elsley, individually

ATTEST:		ALGAE DYNAMICS CORP.

By:
Paul Ramsay, President